                                                                    Exhibit h.14

                             AMENDMENT NO. 1 TO THE
                             PARTICIPATION AGREEMENT
                                      Among
                             WANGER ADVISORS TRUST,
                         LIBERTY FUNDS DISTRIBUTOR, INC.
                                       and
                       TRANSAMERICA LIFE INSURANCE COMPANY

         This Amendment No. 1 is incorporated in and made a part of the Participation Agreement made and entered into as of the 1st day of May, 2002, by and among TRANSAMERICA LIFE INSURANCE COMPANY, (hereinafter the "Company"), an Iowa corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and the WANGER ADVISORS TRUST, a business trust organized under the laws of Massachusetts (hereinafter the "Trust") and LIBERTY FUNDS DISTRIBUTOR, INC. (hereinafter the "Underwriter"), a Massachusetts corporation. The Agreement is amended as follows:

         1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto have caused their duly authorized officers to execute this Agreement as of December 1, 2002:

                                      COMPANY:
                                      TRANSAMERICA LIFE INSURANCE COMPANY
                                      By its authorized officer,

                                      By: /s/ Larry N. Norman
                                          -----------------------------------
                                          Larry N. Norman

                                      Title: President

                                      TRUST:
                                      WANGER ADVISORS TRUST
                                      By its authorized officer,

                                      By: /s/ Vincent Pietropaolo
                                           -------------------------------------
                                      Name: Vincent Pietropaolo

                                      Title: Assistant Secretary

                                      UNDERWRITER:
                                      LIBERTY FUNDS DISTRIBUTOR, INC.
                                      By its authorized officer,

                                      By: /s/ Beth Ann Brown
                                          ------------------------------------
                                      Name: Beth Ann Brown

                                      Title: SVP, National Accounts

                                   SCHEDULE A

             SEPARATE ACCOUNTS, ASSOCIATED CONTRACTS, AND PORTFOLIOS

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      NAME OF SEPARATE ACCOUNT AND
        DATE ESTABLISHED BY THE                    POLICIES FUNDED                      PORTFOLIO(S) AVAILABLE
           BOARD OF TRUSTEES                  BY THE SEPARATE ACCOUNTS                    UNDER THE POLICIES
--------------------------------------------------------------------------------------------------------------------
         Separate Account VA F                    AV721 101 149 1001                Wanger U.S. Smaller Companies
             May 15, 2000                  Under the Marketing Name "Premier
                                                     Asset Builder
                                                   Variable Annuity"

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         Separate Account VA P                    AV721 101 149 1001                Wanger U.S. Smaller Companies
           November 26, 2001              Flexible Premium Variable Annuity
                                             - A under the Marketing Name
                                          "Transamerica Opportunity Builder"
--------------------------------------------------------------------------------------------------------------------